Exhibit 99.1

Forian Inc.
Announces Fourth Quarter and Full Year 2025 Financial Results

Newtown, PA, March 27, 2026 (GLOBE NEWSWIRE) – Forian Inc. (Nasdaq: FORA), a leading provider of data science driven information and analytics solutions to the life science, healthcare and financial services industries, today announced results for the quarter and year ended December 31, 2025.

          “In 2025, we demonstrated that disciplined cost management and strategic investment can go hand in hand,” said Chief Executive Officer Max Wygod. “We grew our business, expanded into new markets, and made targeted investments in our data platform and product development while maintaining a cost-conscious approach that preserved the strength of our balance sheet.”

Fourth Quarter 2025 Financial Results

Forian delivered the following results for the fourth quarter of 2025:

	Three Months Ended December 31,
	2025 Unaudited	2024 Unaudited	Period-over- Period % Change
Revenue	$7,962,480	$5,812,472	37%

Net income (loss)	$(1,821,752)	$199,711	-1012%

Net loss per share - diluted	$(0.06)	$0.01	-700%

Adjusted EBITDA (a non-GAAP financial measure defined below below)	$(170,531)	$120,599	-241%

●	Revenue for the quarter was $8.0 million, a $2.2 million increase from $5.8 million in the prior year
●	Net loss for the quarter was $(1.8) million, or $(0.06) per share, compared to a net income of $0.2 million, or $0.01 per share, in the prior year
●	Adjusted EBITDA for the quarter was $(0.2) million, compared to $0.1 million in the prior year
●	Cash, cash equivalents and marketable securities at December 31, 2025 totaled $31.6 million

Full Year 2025 Financial Results

Forian delivered the following results for the full year 2025:

	Twelve Months Ended December 31,
	2025 Unaudited	2024 Unaudited	Period-over- Period % Change
Revenue	$30,256,919	$20,153,263	50%

Net loss	$(2,874,042)	$(3,771,070)	24%

Net loss per share – diluted	$(0.09)	$(0.12)	25%

Adjusted EBITDA (a non-GAAP financial measure defined below below)	$840,408	$489,134	72%

●	Revenue for the full year was $30.3 million, a $10.1 million increase from $20.2 million in the prior year
●	Net loss for the full year was $(2.9) million, or $(0.09) per share, compared to a net loss of $(3.8) million, or $(0.12) per share, in the prior year
●	Adjusted EBITDA for the full year was $0.8 million, compared to $0.5 million in the prior year

Full Year 2025 Highlights

●	Achieved Revenue Guidance Target: Delivered Forian’s strong quarterly revenue performance to close the year, driven by key contract renewals that offset churn and data supply headwinds
●	Delivered on Adj. EBITDA Guidance: Achieved the targeted margin profile for the year while continuing to make meaningful investments across the business
●
Strengthened Data Platform and Partnerships: Expanded contracting activity and onboarded new clinical data feeds, addressing upstream data supply challenges and broadening the Company’s data foundation

●
Growing Pharmaceutical and Biotech Footprint: Extended market penetration with life sciences customers, as pharmaceutical and biotech companies increasingly adopted Forian’s data and analytics offerings

Corporate Development Update

●
On August 25, 2025, a consortium, led by Forian’s Chief Executive Officer and Executive Chair (the "Consortium”), submitted a non-binding proposal to Forian’s Board of Directors to acquire all of the outstanding shares of Common Stock not currently owned by the Consortium. A Special Committee that was formed to evaluate this proposal remains in place and is in discussions with the Consortium regarding the proposal. There can be no assurance that any transaction will result from these discussions, that the terms of any potential transaction will be acceptable to the Special Committee or Forian’s Board of Directors, or as to the timing of any transaction. Forian does not intend to comment further on the status of these discussions unless and until a definitive agreement is reached or its Board otherwise determines that disclosure is appropriate or required.

Non-GAAP Financial Measures

This release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

About Forian

Forian provides a unique suite of data management capabilities and proprietary information and analytics solutions to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences and healthcare payer and provider segments and, with its recent acquisition of Kyber Data Science, the financial services industry. Forian has industry leading expertise in acquiring, integrating, normalizing and commercializing large scale healthcare data assets. Forian’s information products overlay sophisticated data management and data science capabilities on top of a comprehensive clinical data lake to identify unique relationships, create distinctive information assets and generate proprietary insights. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, which may include GAAP and non-GAAP financial measures, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the potential transaction with the Consortium, future financial and operating results, company strategy and intended product offerings and market positioning and plans and estimates related to the restatement. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with operations, strategy and goals, our ability to execute on our strategy, set forth more fully under the caption “Risk Factors” in Forian’s most recently filed Annual Report on Form 10-K filed with the SEC, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this release are made as of the date hereof, and we undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Media and Investor Contact:
forian.com/investors
ir@forian.com
267-225-6263
SOURCE: Forian Inc.

FORIAN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$12,903,760	$4,590,661
Marketable securities	18,647,229	30,492,088
Accounts receivable, net	5,643,100	3,971,702
Contract assets, net	2,439,223	2,586,712
Prepaid expenses	990,910	1,111,234
Other current assets	1,932,535	1,707,694
Total current assets	42,556,757	44,460,091

Property and equipment, net	29,428	46,652
Intangible assets, net	1,001,546	1,192,044
Right of use assets, net	12,137	35,560
Deposits and other assets	531,027	1,435,496
Total assets	$44,130,895	$47,169,843

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,833,522	$982,665
Accrued expenses and other current liabilities	5,255,295	4,413,267
Short-term operating lease liabilities	12,137	23,423
Deferred revenues	5,251,193	4,487,686
Convertible notes payable, net of debt issuance costs ($0 and $6,000,000 in principal as of December 31, 2025 and December 31, 2024 was held by a related party. Refer to Note 14)	-	6,697,649
Total current liabilities	14,352,147	16,604,690

Long-term liabilities:
Other long-term liabilities	-	512,137
Total long-term liabilities	-	512,137
Total liabilities	14,352,147	17,116,827

Commitments and contingencies
Stockholders' equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of December 31, 2025 and December 31, 2024	-	-
Common Stock; par value $0.001; 95,000,000 Shares authorized; 31,072,251 issued and outstanding as of December 31, 2025 and 31,010,788 issued and outstanding as of December 31, 2024	31,073	31,011
Additional paid-in capital	82,536,827	79,937,115
Accumulated deficit	(52,789,152)	(49,915,110)
Total stockholders' equity	29,778,748	30,053,016
Total liabilities and stockholders' equity	$44,130,895	$47,169,843

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Years Ended December 31,		For the Three Months Ended December 31,
	2025	2024	2025	2024

Revenue	$30,256,919	$20,153,263	$7,962,480	$5,812,472

Costs and Expenses:
Cost of revenues	14,156,840	7,334,163	4,043,488	2,420,968
Research and development	2,916,722	1,444,745	958,582	455,693
Sales and marketing	6,034,225	4,334,289	1,694,440	1,304,506
General and administrative	9,410,103	12,536,940	2,040,777	3,165,510
Litigation settlements and related expenses	-	669,955	-	(482,715)
Depreciation and amortization	207,722	63,389	52,135	39,984
Strategic review and transaction related expenses	1,295,559	756,743	1,118,835	356,830
Total costs and expenses	34,021,171	27,140,224	9,908,257	7,260,776

Operating Loss	(3,764,252)	(6,986,961)	(1,945,777)	(1,448,304)

Other Income (Expense):
Change in fair value of warrant liability	-	563	-	-
Interest and investment income	1,260,533	2,422,261	247,715	470,449
Gain on sale of investment	-	80,694	-	-
Interest expense	(142,351)	(708,933)	-	(121,249)
Gain on bargain purchase	-	1,204,830	-	1,204,830
Gain on debt redemption	-	283,059	-	145,703
Total other income, net	1,118,182	3,282,474	247,715	1,699,733

Net loss before income taxes	(2,646,070)	(3,704,487)	(1,698,062)	251,429
Income tax expense	(227,972)	(66,583)	(123,690)	(51,718)
Net loss	$(2,874,042)	$(3,771,070)	$(1,821,752)	$199,711

Basic and diluted net loss per common share	$(0.09)	$(0.12)	$(0.06)	$0.01
Weighted-average shares outstanding - basic and diluted	31,111,780	31,070,548	31,040,141	31,088,730

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,874,042)	$(3,771,070)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	207,722	63,389
Amortization on right of use asset	23,423	21,980
Gain on bargain purchase	-	(1,204,830)
Amortization of debt issuance costs	3,555	5,333
Amortization of discount - proceeds from sale of discontinued operations	-	(20,712)
Interest accrued on convertible notes	138,796	703,600
Accretion of discounts on marketable securities	(1,098,372)	(2,321,188)
Gain on sale of investment	-	(80,694)
Gain on debt redemption	-	(283,059)
Provision for credit losses	132,025	225,000
Stock-based compensation expense	3,276,379	6,528,397
Change in fair value of warrant liability	-	(563)
Change in operating assets and liabilities:
Accounts receivable	(1,721,398)	(856,719)
Contract assets	65,464	64,097
Prepaid expenses	120,324	75,933
Lease liabilities	(23,423)	(33,381)
Deposits and other assets	679,628	963,710
Accounts payable	2,850,857	821,075
Accrued expenses	842,028	(331,990)
Deferred revenues	763,507	203,118
Other liabilities	(500,000)	(488,599)
Net cash provided by operating activities	2,886,473	282,827

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(83,174,769)	(152,354,967)
Sale and maturity of marketable securities	96,118,000	166,480,656
Proceeds from sale of investment	-	80,694
Cash from acquisition	-	1,415,696
Net cash from sale of discontinued operations	-	1,666,666
Net cash provided by investing activities	12,943,231	17,288,745

CASH FLOWS FROM FINANCING ACTIVITIES:
Tax payments related to shares withheld for vested restricted stock units	(263,661)	(132,591)
Repurchase of common stock	(412,944)	(292,900)
Cash used to redeem convertible notes	(6,840,000)	(18,598,406)
Net cash used in financing activities	(7,516,605)	(19,023,897)

Net change in cash and cash equivalents	8,313,099	(1,452,325)

Cash and cash equivalents, beginning of year	4,590,661	6,042,986

Cash and cash equivalents, end of year	$12,903,760	$4,590,661

Supplemental disclosure of cash flow information:
Cash paid (received) for taxes	$220,764	$(1,629,767)
Cash paid for interest	$840,000	$1,598,406

Non-GAAP Financial Measures

In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”), which should be viewed as supplemental to, and not as an alternative for, net income or loss calculated in accordance with U.S. GAAP (referred to below as “net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. The Company excludes depreciation and amortization expense from Adjusted EBITDA because management believes that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of the business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, management believes that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. Management believes that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in the Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Management believes that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest Expense. Interest expense is associated with the convertible notes entered into on September 1, 2021 in the amount of $24,000,000 (the “Notes”). The Notes matured on September 1, 2025, and had accrued interest at an annual rate of 3.5%. Management excludes interest expense from Adjusted EBITDA (i) because it is not directly attributable to the performance of business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures.

•
Interest and Investment Income. Interest and Investment income is associated with the level of marketable debt securities and other interest-bearing accounts in which the Company invests. Interest and investment income can vary over time due to changes in interest rates and level of investments. Management excludes interest and investment income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest and investment income will recur in future periods.

•
Other Items. The Company engages in other activities and transactions that can impact net loss. In the periods reported, these other items included (i) gain on sale of investment relating to the sale of a minority equity interest, (ii) gain on debt redemption which relates to a gain on the early retirement of a portion of the Notes (for further discussion, refer to “Note 11 – Convertible Notes” to the financial statements), and (iii) gain on bargain purchase in connection with the business combination (for further discussion, refer to “Note 4 - Acquisition” to the financial statements). Management excludes these other items from Adjusted EBITDA because management believes these activities or transactions are not directly attributable to the performance of business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Litigation related expenses. Management excludes litigation expenses that are extraordinary in nature and are unrelated to the Company’s day-to-day business operations. The nature of these expenses is primarily related to direct and incremental third-party legal expenses and settlement expenses, net of any insurance recoveries, associated with such litigation, which pertains to entities acquired in the Helix merger, see “Note 16 – Commitments and Contingencies” to the financial statements for further information.

•
Strategic review and acquisition related expenses. Management excludes certain professional expenses that are extraordinary in nature and are unrelated to the Company’s day-to-day business operations. The nature of these expenses is primarily related to an unsolicited offer to take the Company private, a strategic review of the Company’s operations and acquisition of Kyber.

•
Contract termination impacts. Management excludes the impact of certain expenses that are extraordinary in nature and are unrelated to the Company’s day-to-day business operations. The nature of these expenses is primarily related to the impact of an adjustment related to the cancellation of an inbound information contract. On September 23, 2024, the Company was informed by one of its information vendors that it was exercising the right to terminate the agreement with the Company effective September 25, 2024, based on restrictions imposed by the supplier’s upstream licensor. As a result, the Company recorded an adjustment of $542,389, to reduce cost of revenues, during the year ended December 31, 2024, representing previously recorded charges under the contract that will not be paid. On July 2, 2025, the Company entered into a Termination and Wind Down Agreement with the vendor providing for a reduction of fees for the period through the termination date of $175,000. As a result, the Company recorded an adjustment of $175,000 included in cost of revenues during the year ended December 31, 2025 representing previously recorded charges under the contract that will not be paid.

•
Income tax expense. Management excludes the income tax expense from Adjusted EBITDA (i) because management believes that the income tax expense is not directly attributable to the underlying performance of business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

The following table reconciles the specific items excluded from U.S. GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

FORIAN INC.
RECONCILIATION OF US GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	For the Years Ended December 31,		For the Three Months Ended December 31,
	2025	2024	2025	2024

Revenue	$30,256,919	$20,153,263	$7,962,480	$5,812,472

Net loss	(2,874,042)	(3,771,070)	(1,821,752)	199,711

Depreciation and amortization	207,722	63,389	52,136	39,984
Stock based compensation expense	3,276,379	6,528,397	604,275	1,654,804
Change in fair value of warrant liability	-	(563)	-	-
Interest and investment income	(1,260,533)	(2,422,261)	(247,715)	(470,449)
Interest expense	142,351	708,933	-	121,249
Gain on sale of investment	-	(80,694)	-	-
Gain on debt redemption	-	(283,059)	-	(145,703)
Gain on bargain purchase	-	(1,204,830)	-	(1,204,830)
Litigation related expenses	-	669,955	-	(482,715)
Strategic review and transaction related expenses	1,295,559	756,743	1,118,835	356,830
Contract termination impacts	(175,000)	(542,389)	-	-
Income tax (benefit) expense	227,972	66,583	123,690	51,718
Adjusted EBITDA	$840,408	$489,134	$(170,531)	$120,599